REGISTRATION RIGHTS AGREEMENT



      This Registration Rights Agreement (the "Agreement"), dated as of January 15, 1997, is between SPICE ENTERTAINMENT COMPANIES, INC., a Delaware corporation (the "Company"), and MADELEINE L.L.C. (the "Initial Holder").

      This Agreement is made in connection with a Loan and Security Agreement of even date herewith (the "Loan Agreement") between the Company and the Initial Holder. In order to induce Initial Holder to enter into the Loan Agreement, the Company has agreed to provide the registration rights set forth in this Agreement

      The parties hereby agree as follows:

            1.   Definitions.

                 As used in this Agreement, the following capitalized terms shall have the following meanings:

                 Common Stock: The Common Stock, par value $.01 per share, of the Company.

                 Company:  See preamble.

                 Demand Registration:  See Section 2(a).

                 Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

                 Holder: The Initial Holder or such other Person to whom the Initial Holder (or any subsequent Holder) shall have assigned or transferred such Holder's Registrable Securities in accordance with this Agreement. A Person is deemed to be a Holder whenever such Person owns Registrable Securities or rights to acquire such Registrable Securities, whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

                 Initiating Holders:  See Section 2(a).

                 Loan Agreement:  See preamble.

                 Net Proceeds: Offering price less any underwriting discounts and commissions.

                 Offered Securities: The amount of Registrable Securities proposed to be sold in connection with any Demand Registration.

                 Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                 Piggyback Registration:  See Section 3(a).

                 Preferred Stock: The Convertible Preferred Stock Series 1997-A of the Company, having the rights and preferences set forth in the Certificate of Designation of Preferences and Rights, filed with the Secretary of State of the State of Delaware on January __, 1997.

                 Prospectus:   The  prospectus  included  in  any  Registration
Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

                 Registrable Securities: All shares of Common Stock (including, without limitation, any such shares into which the Preferred Stock may from time to time be converted), until such time as (a) they have been effectively registered under the Securities Act, (b) they are distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act or (c) they have otherwise been transferred and a new certificate or other evidence of ownership for them not bearing a legend that such shares have not been registered under the Securities Act and not subject to any stop transfer order has been delivered by or on behalf of the Company and no other restriction on transfer exists.

                 Registration Expenses:  See Section 7.

                 Registration Statement: Any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

                 SEC:  The Securities and Exchange Commission.

                 Securities Act: The Securities Act of 1933, as amended from time to time.

                 Underwriters' Maximum Number: For any Demand Registration, Piggyback Registration or other underwritten registration, that number of shares of securities to which such registration should, in the opinion of the managing underwriter or underwriters of such registration in light of market factors, be limited.

                 Underwritten   registration   or  underwritten   offering:   A
registration in which securities of the Company are sold to an underwriter for reoffering to the public.

            2.   Demand Registration.

                 (a)   Right to Demand Registration.

                       (i)   Subject to the  limitations
contained in this Section 2(a)(i), the Holders, at any time and from time to time, may make a written request for registration with the SEC (a "Demand Registration") under and in accordance with the provisions of the Securities Act of all or part of its Registrable Securities and the Company shall effect such registration; provided, however, that the Company need not effect a Demand Registration if the Company has effected three (3) Demand Registrations pursuant to this Section 2(a)(i). If requested by the Holders demanding registration (the "Initiating Holders"), any Demand Registration shall be an underwritten offering.

                      (ii) Within ten days after receipt of any request by a Holder under this Section 2(a), the Company will give written notice of such registration request to all other Holders and, subject to Section 2(b), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein by certified mail, return receipt requested, from the Holders thereof within fifteen days after giving of notice by the Company.

                 (b) Priority on Underwritten Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in one or more firm commitment underwritten offerings and the managing underwriters advise in writing the Company and the Holders of such Registrable Securities of an Underwriters Maximum Number: (i) the Company will be obligated and required to include in such registration the Registrable Securities requested to be included in such registration by the Initiating Holders and the Registrable Securities which shall have been requested to be included in such registration by Holders other than the Initiating Holders, pro rata among the Initiating Holder and such other Holders on the basis of the number of such Registrable Securities requested to be included therein by the Initiating Holder and such other Holders; (ii) if the Underwriters' Maximum Number exceeds the sum of the number of Registrable Securities the Company is required to include in such Demand Registration pursuant to clause (i) of this sentence, then the Company will be entitled to include in such registration that number of securities which shall have been requested by the Company to be included in such registration for the account of the Company and which shall not be greater than such excess; and (iii) if the Underwriters' Maximum Number exceeds the sum of the number of Registrable Securities which the Company shall be required to include in such Demand Registration and the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company may include in such registration that number of other securities which persons (other than the Holders as such) shall have requested be included in such registration and which shall not be greater than such excess. Neither the Company nor any of its securityholders (other than Holders of Registrable Securities) shall be entitled to include any securities in any underwritten Demand Registration unless the Company or such securityholders (as the case may be) shall have agreed in writing to sell such securities on the same terms and conditions as shall apply to the Registrable Securities to be included in such Demand Registration.

                 (c) Selection of Underwriters. In the event of an underwritten offering pursuant to Section 2(a), the Initiating Holders shall be entitled to select the managing underwriters and any additional investment bankers and managers to be used in connection with the offering; provided, however, that any Person so selected shall be of nationally recognized standing and otherwise reasonably satisfactory to the Company.

            3.   Piggyback Registration.

                 (a)  Right to Include  Registrable
Securities. If the Company at any time or from time to time proposes to register shares of its Common Stock under the Securities Act (other than in a registration on Form S-4 or S-8 or any successor form to such forms or in connection with an exchange offer or an offering of securities solely to the existing stockholders or employees of the Company), whether or not for sale for its own account, the Company shall deliver prompt written notice to all Holders of Registrable Securities of its intention to undertake such registration and of such Holders' rights under this Section 3 as hereinafter provided. The Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities with respect to which the Company receives a request for registration from the Holders thereof by written notice to the Company within twenty days after the date of the Company's notice to Holders of its intended registration (which notice by Holders shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof), to the extent necessary to permit the disposition in accordance with the intended methods thereof of all such Registrable Securities by including such Registrable Securities in the registration statement pursuant to which the Company proposes to register the shares of Common Stock (a "Piggyback Registration"); provided, however, that if such registration involves an underwritten offering, all Holders requesting inclusion in the registration shall be required to sell their Registrable Securities to the underwriters selected by the Company at the same price and on the same terms of underwriting applicable to the Company and any other persons selling shares of Common Stock, so long as such terms are not inconsistent with the terms of this Agreement, including, without limitation, the terms of the Agreement regarding the indemnification and contribution obligations of the Holders. Notwithstanding the foregoing, if, at any time after giving written notice of its intention to register Common Stock and prior to the effectiveness of the registration statement filed in connection with such registration, the Company determines for any reason either not to effect such registration or to delay such registration, the Company may, at its election, by the delivery of written notice to each Holder, (i) in the case of a determination not to effect registration, relieve itself of its obligation to register the Registrable Securities in connection with such registration, or (ii) in the case of a determination to delay the registration, delay the registration of such Registrable Securities for a reasonable period of time. The Holders requesting inclusion in a registration pursuant to this Section 3 may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request by delivering written notice to the Company revoking such requested inclusion (which notice shall be effective only upon receipt by the Company notwithstanding the provisions of Section 11(d)).

                 (b) Priority in Piggyback Registration. If any of the Registrable Securities registered pursuant to any Piggyback Registration are to be sold in one or more firm commitment underwritten offerings and the managing underwriters advise in writing the Company and the Holders of such Registrable Securities of an Underwriters' Maximum Number, or, in the case of a Piggyback Registration not being underwritten, the Company shall reasonably determine (and notify the Holders of Registrable Securities of such determination), after consultation with an investment banker of nationally recognized standing, that the number of shares of Common Stock (including Registrable Securities) proposed to be sold in such offering is sufficiently large to materially and adversely affect the success of such offering, the Company shall include in such registration only such number of shares of Common Stock (including Registrable Securities) which in the opinion of such underwriters or the Company, as the case may be, can be sold without any such material  adverse effect,  selected in the following order of priority:
(i) first, (A) if the applicable offering is initiated by the Company, all of the shares of Common Stock that the Company proposes to sell for its own account, if any, or (B) if the applicable offering is initiated by any holder(s) of Common Stock pursuant to registration rights granted by the Company, all of the shares of Common Stock that such holder(s) propose to sell and (ii) second, with regard to any other Common Stock (including, without
limitation,   Registrable   Securities)   requested   to  be  included  in  such
registration by holders thereof (including, without limitation, the Holders) that have requested their Common Stock to be included therein, or in their sole and absolute discretion, such of such shares as the managing underwriters shall deem advisable, allocated pro rata among such holders based on the number of shares of such Common Stock that each such holder shall have requested to be included therein.

            4.   Hold-Back Agreements.

                 (a)   Restrictions  on  Public  Sale by
Holder of Registrable Securities. Each Holder whose Registrable Securities are eligible for inclusion in a Registration Statement filed pursuant to
Section 2 or 3 agrees, if requested by the managing underwriter or underwriters in an underwritten offering of any Registrable Securities, not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act (except as part of such underwritten registration), during the 14-day period prior to, and during the 180-day period (or such shorter period as may be agreed to by the parties hereto) beginning on, the effective date of such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriter or underwriters.

                 The foregoing provisions shall not apply to any Holder if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of Registrable Securities (except as part of such underwritten registration) during such period unless it has provided 45 days' prior written notice of such sale or distribution to the managing underwriter or underwriter.

                 (b) Restrictions on Public Sale by the Company and Others. The Company agrees (i) not to effect any public sale or distribution of any of its Common Stock for its own account during the 14-day period prior to, and during the 90-day period beginning on, the effective date of a Registration Statement filed pursuant to Section 2 or 3 (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor form to such forms or in connection with an exchange offer or an offering of securities solely to the existing stockholders or employees of the Company), and (ii) use reasonable efforts to cause each holder of Common Stock purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration, if permitted).

            5.   Registration Procedures.

                 Subject to Section 6 and provided that nothing contained herein shall prohibit the Company from abandoning a registration in which the Holders have requested to participate pursuant to Section 3, once the Company incurs registration obligations under Section 2 or 3, the Company will use its best efforts to effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

                 (a)  prepare  and file  with  the SEC a  Registration
Statement relating to such registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any Registration  Statement,  the  Company  will  furnish  to  the
Holders  of  the  Registrable   Securities   covered  by  such Registration
Statement, their counsel and the underwriters, if any, copies of all such documents proposed to be filed sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents and comment thereon;

                 (b) prepare and file with the SEC such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement effective for a period of not less than 6 months (or such shorter period which shall terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn, but not prior to the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the
Securities   Act;  and  comply  with  the  provisions  of  the
Securities   Act   applicable   to  it  with  respect  to  the disposition  of
all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

                 (c)  notify  each  Holder of  Registrable  Securities
included in the Registration Statement, their counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (1) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements
to  a  Registration   Statement  or  related Prospectus or for additional
information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contained in agreements contemplated by Section 5(n) cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (6) of the happening of any event as a result of which the Prospectus included in the Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not
misleading and (7)  of  the  Company's   reasonable   determination   that  a
post-effective  amendment to a Registration Statement would be appropriate  or
that  there  exist   circumstances   not  yet disclosed to the public  which
make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment;

                 (d) upon the occurrence of any event contemplated by Section 5(c)(2)-(7), prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold
thereunder,   such  Prospectus  will  not  contain  an  untrue statement  of material fact or omit to state any material fact necessary to make the statements therein not misleading;

                 (e) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

                 (f) if reasonably requested by a managing underwriter or any Holder of Registrable Securities, immediately incorporate in a Prospectus supplement or post-effective amendment such information concerning such Holder of Registrable Securities, the managing underwriter or underwriters or the intended method of distribution as the managing underwriter or underwriters or the Holder of Registrable Securities reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten (or
best  efforts   underwritten)   offering  of  the  Registrable Securities to be
sold in such  offering;  make  all  required filings  of  such  Prospectus
supplement  or  post-effective amendment   as  soon  as   notified   of  the
matters to be incorporated in such Prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by a managing underwriter of such Registrable Securities;

                 (g) furnish to each Holder of Registrable Securities included in such Registration Statement and each managing underwriter, if any, without charge, one manually-signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, and, upon request, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                 (h) deliver to each Holder of Registrable Securities included in such Registration Statement, their counsel and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of such Prospectus or any amendment or supplement thereto by each Holder of Registrable Securities included in the Registration Statement and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

                 (i) prior to any public offering of Registrable Securities, use its best efforts to register or qualify, or cooperate with the Holders of Registrable Securities included in the Registration Statement, the underwriters, if any, and their respective counsel in connection with the registration or qualification of, such Registrable Securities for offer and
sale   under  the   securities   or  blue  sky  laws  of  such jurisdictions as
any Holder or underwriter reasonably requests in   writing;   use  its  best
efforts to keep each such registration or qualification effective, including through new filings or amendments or renewals, during the period such Registration Statement is required to be kept effective and do any and all other
acts or things  necessary  or  advisable  to enable  the   disposition  in such
jurisdictions   of  the Registrable Securities covered by the applicable
Registration Statement; provided, however, that the Company will not be required to qualify to do business or take any action that would subject it to taxation or general service of process in any jurisdiction where it is not then so qualified or subject;

                 (j)  cooperate   with  the  Holders of  Registrable Securities
included in the Registration Statement and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold under the Registration Statement; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request at least two business days prior to any sale of Registrable Securities;

                 (k)  use its best  efforts  to cause  the  Registrable
Securities  covered  by  the  Registration   Statement  to  be registered
with  or  approved  by  such  other   governmental agencies  or  authorities
as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

                 (l) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be listed, by the date of the first sale of Registrable Securities pursuant to such Registration Statement, on each securities exchange on which the Common Stock is then listed or proposed to be listed, if any;

                 (m) provide a transfer agent and registrar for the Registrable Securities not later than the effective date of such Registration Statement;

                 (n) enter into such agreements and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, in the case of an underwritten offering, (l) enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and use its best efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and
substance)  shall be  reasonably   satisfactory  to  the  managing  underwriter
or  underwriters)   addressed  to  each  selling  Holder and  the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other related matters as may be reasonably requested by such Holders and underwriters, (2) use its best efforts to obtain a "cold comfort" letter and updates thereof from the Company's independent certified public accountants addressed to each Holder of Registrable Securities included in the Registration Statement and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters given by accountants in connection with underwritten offerings, (3) the underwriting agreement shall set forth in full the indemnification and contribution provisions and procedures of Section 8 with respect to all parties to be indemnified pursuant to said Section, and (4) the Company shall deliver such documents and certificates as may be reasonably requested by the managing underwriter or underwriters, if any, to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                 (o) make available for inspection by a representative of the Holders of Registrable Securities included in the Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any lawyer or accountant retained by such selling Holders or underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company as they may reasonably request, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, lawyer or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are furnished by the Company and that are non-public shall be used only in connection with such registration and shall be kept confidential by such Persons except to the extent disclosure of such records, information or documents is required by law; and

                 (p) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 90 days after the end of any 12-month period (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering and (2) beginning with the first day of the Company's first fiscal quarter next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                 The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish promptly to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

                 Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(2)-(7), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(d), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by the Company, such Holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period mentioned in Section 5(b) during which a Registration Statement is required to be kept effective shall be extended by the number of days during the time period from and including the date of the giving of such notice pursuant to Section 5(c) to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5(d).

                 For purposes of Sections 2 and 3, the Holders who have requested registration of Registrable Securities to be acquired upon the conversion of shares of Preferred Stock not theretofore converted shall furnish the Company with an undertaking that they or the underwriters or other persons to whom such shares of Preferred Stock will be transferred have undertaken to convert such shares and to sell, transfer or otherwise dispose of the Registrable Securities received upon conversion of such shares in such registration.

            6.   Delay of Registration.

                 The Company may delay the filing of a registration for a reasonable period of time, not to exceed six (6) months, for the purpose of permitting the Company to (i) effect disclosure or consummation of any transaction or transactions requiring confidential treatment which are being pursued at such time, (ii) negotiate, effect or complete any financing transaction which the Company reasonably believes might be jeopardized, delayed or made more costly to the Company by the filing of the registration, or (iii) prepare or obtain such certified financial statements as may be required to be included in the Registration Statement to the extent such certified financial statements have not been prepared or are not otherwise available at the time.

            7.   Registration Expenses.

                 (a)  All expenses  incident to the
Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters or selling Holders in connection with blue sky qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriter or underwriters or Holders of a majority of the shares of the Registrable Securities being sold may designate), printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel of the Company and for not more than one counsel to the sellers of the Registrable Securities selected as provided in paragraph (b) below and of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), underwriters (including transfer taxes, discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or legal expenses of any Person other than the Company and the selling Holders), securities acts liability insurance if the Company so desires and fees and expenses of other Persons retained by the Company (all such expenses being herein called "Regulation Expenses") will be borne by the Company whether or not the Registration Statement becomes effective. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and the fees and expenses of any Person, including special experts, retained by the Company.

                 (b) Notwithstanding the foregoing, in connection with each registration hereunder, the Company will reimburse the Holders of Registrable Securities included in the Registration Statement for the reasonable fees and disbursements of not more than one counsel, which counsel shall be chosen by the Holders of a majority of the Registrable Securities included in the Registration Statement.

            8.   Indemnification.

                 (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities registered pursuant to any registration hereunder, its officers, directors, partners and agents and each Person who controls such Holder or agents (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder of its representative expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in a Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and the Holder of Registrable Securities thereafter had a duty but failed to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of the Registrable Securities to the person asserting such loss, claim, damage, liability or expense after the Company had furnished such Holder with the number of copies of such amended or supplemented Prospectus reasonably requested by such Holder. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders; provided, however, that if pursuant to an underwritten public offering of Registrable Securities, the Company and any underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions relating to indemnification and contribution between the Company and such underwriters, such provisions shall be deemed to govern indemnification and contribution as between the Company and such underwriters.

                 (b) Indemnification by Holders. In connection with any registration hereunder, each Holder participating in such registration will promptly furnish to the Company in writing such information and affidavits with respect to such Holder as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the full extent permitted by law, the Company, its directors, officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against any losses claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact to be stated in any Registration Statement or Prospectus or Preliminary Prospectus or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit with respect to such Holder so furnished in writing by such Holder or its representatives to the Company specifically for inclusion in such Registration Statement or Prospectus. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such persons or their representatives to the Company specifically for inclusion in any Prospectus or Registration Statement.

                 (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (x) the indemnifying party has agreed in writing to pay such fees or expenses, or (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (z) in the reasonable judgment of any such Person and the indemnifying party, based on advice of their respective counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                 (d) Contribution. If the indemnification provided for in this Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expense referred to therein, then the indemnifying party in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that in no event shall the liability of any selling Holder hereunder be greater in amount than the difference between the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation and all amounts previously contributed by such Holder with respect to such losses, claims, damages, liabilities and expenses. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            9.   Rule 144.

                 If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements. Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to
Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

            10.  Underwritten Registration.

                 If any of the Registrable Securities covered by any Piggyback Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Company; provided, however, that any Person so selected shall be of nationally recognized standing.

                 Notwithstanding anything herein to the contrary, no Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangement and (b) accurately completes and executes all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements (provided, however, that no Person will be obligated to provide indemnification or contribution to such underwriter on a basis different than as set forth in
Section 8).

            11.  Miscellaneous.

                 (a) Remedies. In the event of a breach by the Company of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                 (b) No Inconsistent Agreement. Except as previously disclosed to the Initial Holder in writing, the Company has not previously entered into any agreement with respect to its Common Stock granting any registration rights to any Person, and will not on or after the date of this Agreement enter into any agreement with respect to its securities which grants demand registration rights to anyone or which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

                 (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders owning at least a majority of the shares of the Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter which relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and which does not directly or indirectly affect the rights of other Holders may be given by Holders owning a majority of the shares of the Registrable Securities being sold by such Holders; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence; provided further, that in addition to satisfying the consent requirements set forth above, if any amendment or waiver proposed hereunder would reasonably be expected to (A) affect any Holder (an "Affected Holder") differently than any other Holder with the result that (i) such Affected Holder's liabilities hereunder are differentially increased; (ii) such Affected Holder's economic benefits hereunder are differentially reduced; or (iii) any other Holder's benefits are differentially increased, then such amendment or waiver shall be effective only, in the case of (i) and (ii), with the consent of such Affected Holder, and in the case of (iii), with the consent of each Affected Holder, or
(B) in the case of the Initial Holder, cause the Initial Holder to be deemed the beneficial owner of a greater quantity of Securities of any class than is permitted under any requirement of any governmental authority binding upon the Initial Holder or cause the Initial Holder to be in violation of any other requirement of any governmental authority, then such amendment or waiver shall be effective only with the consent of the Initial Holder.

                 (d) Notices. All notices provided for or permitted hereunder shall be made in writing by hand delivery, registered or certified first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

                      (i)   if to a Holder,  at such Holder's
                            address on the stock transfer books
                            of the Company; and

                      (ii)  if to the Company, to:
                            Spice Entertainment Companies, Inc.
                            536 Broadway, 7th Floor
                            New York, New York 10012
                            Attention:  President

and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 11(d).

                 All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                 (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, subsequent Holders of Registrable Securities agreeing to be bound by all of the terms and conditions of this Agreement.

                 (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                 (g) Heading. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

                 (h) Governing Law. The validity, performance construction and effect of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of law.

                 (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                 (k) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                SPICE ENTERTAINMENT COMPANIES, INC.


                                By: /s/ J. Roger Faherty
                                    -------------------------------
                                    J. Roger Faherty
                                    Chairman and Chief Executive Officer


                                MADELEINE L.L.C.


                                By: /s/ Kevin Genda
                                    -------------------------------
                                    Kevin Genda
                                    Managing Director